Exhibit 99.1





                  Kerr-McGee Schedules Investor Meeting Webcast

     OKLAHOMA CITY (Dec. 4, 2000) - Kerr-McGee Corp. (NYSE: KMG) will host an investor meeting on Dec. 7, 2000, at 2:30 p.m. EST, at the Hotel
Inter-Continental in New York City, to discuss the year's financial and operating highlights and expectations for the future.
     Interested parties may listen to the meeting via Kerr-McGee's website at www.kerr-mcgee.com. The webcast replay will be archived on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of $7.3 billion.
                                      # # #

CONTACT: Debbie Schramm
         (405) 270-2877